Exhibit 32

Certifications Pursuant to 18 U.S.C. Section 1350

In connection with the Amendment to Annual Report of Niagara Mohawk Power Corporation (the “Company”) on Form 10-K/A for the fiscal year ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 8, 2004	/s/ William F. Edwards
William F. Edwards
President

Date: July 8, 2004	/s/ John G. Cochrane
John G. Cochrane
Chief Financial Officer